 EQ ADVISORS TRUST
 Rule 10f-3 TRANSACTION SUMMARY
 (SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
 FOR THE SIX MONTH PERIOD
 "January 1, 2007 - June 30, 2007"
  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/JPMorgan Core Bond Portfolio 01/03/07 Goldman Sachs & Company "$30,605,000" "$2,250,000,000" $99.93 0.45% "Goldman Sachs Group, Inc." J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 01/19/07 Lehman Government Securities "$89,000,000" "$1,000,000,000" $100.00 0.06% CAM US Finance SA J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 01/23/07 BancAmerica Securities "$15,750,000" "$160,000,000" $99.98 0.22% Carmax Auto Owner Trust J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 03/06/07 Morgan Stanley "$243,600,000" "$3,000,000,000" $99.93 0.08% Fannie Mae J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 03/12/07 Citigroup Global Markets "$69,890,000" "$1,000,000,000" $99.60 1.00% XL Capital Ltd. J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 03/12/07 Citigroup Global Markets "$25,000,000" "$1,100,000,000" $99.32 0.88% Canadian Natural Resources J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 03/27/07 ABN AMRO Chicago "$2,500,000" "$600,000,000" $100.00 0.08% Korea Development Bank J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 03/29/07 Lehman Brothers "$75,000,000" "$1,000,000,000" $99.63 0.45% "Wal-Mart Stores, Inc." J.P. Morgan Securities Inc.

EQ/Small Company Growth Portfolio 02/08/07 Deutsche Bank "$850,000" "$228,083,339" $17.00 0.71% Switch and Data Facilities Co. "Raymond James & Associates, Inc."

EQ/Van Kampen Mid Cap Growth Portfolio 02/08/07 Lehman Brothers "$13,875,000" "$634,291,000" $18.50 1.11% Fortress Investment Group LLC Morgan Stanley

EQ/JPMorgan Core Bond Portfolio 04/03/07 Greenwich Capital Markets "$31,175,000" "$400,000,000" $100.00 0.35% Ohio Power Company J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 04/04/07 Deutsche Bank "$20,900,000" "$1,500,000,000" $99.36 0.88% "Time Warner Cable, Inc." J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 04/16/07 Lehman Government Securities "$89,900,000" "$700,000,000" $100.00 0.05% "Banco de Sabadell, S.A." J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 04/24/07 Goldman Sachs and Company "$32,410,000" "$700,000,000" $99.97 1.00% Regions Financing Trust II J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 05/08/07 Goldman Sachs and Company "$42,290,000" "$1,750,000,000" $100.00 1.50% Goldman Sachs Capital II J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 05/14/07 Morgan Stanley and Company "$12,350,000" "$400,000,000" $99.85 1.00% "Nationwide Financial Services, Inc." J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 05/22/07 BancAmerica Securities "$10,685,000" "$1,250,000,000" $99.64 0.40% "Residential Capital, LLC" J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 06/04/07 Goldman Sachs and Company "$72,900,000" "$2,000,000,000" $99.81 0.35% Countrywide Financial Corp. J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 06/05/07 BB&T Capital Markets "$14,945,000" "$600,000,000" $100.00 1.00% BB&T Capital Trust IV J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 06/05/07 Morgan Stanley and Company "$32,450,000" "$400,000,000" $100.00 0.45% Discover Financial Services J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 06/05/07 Citigroup Global Markets "$22,370,000" "$1,500,000,000" $99.71 0.88% Valero Energy Corp. J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 06/14/07 Deutsche Bank Securities "$29,500,000" "$325,000,000" $100.00 0.13% Capital One Prime Auto Receivables Trust J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 06/18/07 BancAmerica Securities "$43,150,000" "$500,000,000" $100.00 0.35% "UnitedHealth Group, Inc." J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 06/19/07 Morgan Stanley and Company "$58,015,000" "$750,000,000" $100.00 0.20% Telefonica Emisiones SAU J.P. Morgan Securities Inc.

EQ/JPMorgan Value Opportunities Portfolio 05/17/07 Goldman Sachs and Company "$65,972,197" "$2,563,200,000" $10.68 0.19% "Taiwan Semiconductor Manufacturing Co., Ltd." J.P. Morgan Securities Inc.

EQ/JPMorgan Value Opportunities Portfolio 05/21/07 Credit Suisse First Boston "$18,512,100" "$1,055,812,867" $33.50 1.26% "Spirit AeroSystems Holdings, Inc." J.P. Morgan Securities Inc.

EQ/JPMorgan Value Opportunities Portfolio 06/12/07 "Lehman Brothers, Inc." "$10,019,175" "$1,001,250,000" $22.25 0.75% "Hertz Global Holdings, Inc." J.P. Morgan Securities Inc.

EQ/Long Term Bond Portfolio 06/18/07 Goldman Sachs and Company "$105,000,000" "$1,000,000,000" $99.73 1.00% Progressive Corp. Merrill Lynch

EQ/Van Kampen Emerging Markets Equity Portfolio 04/20/07 UBS Securities "$1,494,199" "$7,368,480,000 HKD" $6.80 HKD 1.00% "China Molybdenum Co., Ltd." Morgan Stanley Asia Ltd. & China International Capital Corp.

EQ/Van Kampen Emerging Markets Equity Portfolio 04/23/07 Citigroup "$6,565,203" "$28,628,906.94 HKD" $5.86 HKD 1.00% China CITIC Bank Corp. Ltd. China International Capital Corp.